StoreRunner
                                 A CBS Alliance

                               www.storerunner.com


                    WEBMALL(TM) CO-BRANDED WEB PAGE AGREEMENT

                                   COVER PAGE

THIS  AGREEMENT,  CONSISTING  OF  THIS  COVER  PAGE AND THE TERMS AND CONDITIONS
ATTACHED HERETO AS EXHIBIT "A" is entered into by and between the Client identified below and StoreRunner Network, Inc., 6333 Greenwich Dr. Suite 200, San Diego, CA 92122 ("StoreRunner").


Effective  Date:  9/7/00
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Set  up  Fees:  $50,000
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StoreRunner  Advertising  Percentage:  33%
                                       ---

Schedule  for  Client  Revenue  Share:

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Number of Monthly Visitors to Co-Branded  Client Percent Share of Net Revenue
                Web Pages
----------------------------------------  ------------------------------------
Less than 100,000                                                          33%
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100,000-500,000                                                            40%
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500,000-1,000,000                                                          45%
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More than 1,00,000                                                         50%
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Client  Site  Address:  URL:  www.nettaxi.com

The  signatures  below  constitute  acceptance  of  this  Agreement.


CLIENT NAME: Nettaxi.com, Inc.        STORERUNNER, INC.

Signature: /s/Robert Speicher         Signature: /s/David Rane
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Print Name: Robert Speicher           Print Name: David Rane
------------------------------------  -------------------------------------

Title: Executive Vice President       Title: Chief Operating Officer
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Date: September 1, 2000               Date: 9/7/00
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Fax: 408-879-9907                     Fax: 858-546-2678
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Telephone: 408-879-9880               Telephone: 858-546-2608
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Street Address: 1696 Dell Ave.        E-Mail Address: DAVID@Storerunner.com
------------------------------------  -------------------------------------

City, State, Zip: Campbell, CA 95008
------------------------------------

E-Mail Address: bgspeich@Nettaxi.com
------------------------------------


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                                    EXHIBIT A

                              TERMS AND CONDITIONS

A. StoreRunner hosts and maintains an Internet shopping web site at www.storerunner.com (the "STORERUNNER SITE") comprised of web pages maintained and operated by StoreRunner or its merchant partners which contain references and hyperlinks to and from the web sites of various StoreRunner partners (the "StoreRunner Network").

B. Client maintains a web site with the homepage URL specified on the Cover Page (the "CLIENT SITE").

C. Client desires that StoreRunner create, host and maintain web pages linked to the Client Site that include certain Internet shopping functionality of the StoreRunner Site customized to display the Client's name and/or trademarks ("CO-BRANDED WEB PAGES"), and StoreRunner is willing to do so in accordance with the terms of this Agreement.


1. CO-BRANDED WEB PAGES. The Co-Branded Web Pages shall be in the form of one of StoreRunner's templates modified solely to display in the upper left hand corner of each Co-Branded Web Page Client's trade name and/or trademark ("CLIENT MARKS") to a maximum of 192X67 pixels of space. Client shall provide StoreRunner, in acceptable electronic form, the Client Marks within 5 days after the Effective Date. Client hereby grants StoreRunner a non-exclusive, worldwide, royalty-free license to use and display the client Marks on the Co-Branded Web Pages. Client represents and warrants to StoreRunner that it is the owner or licensor of the Client Marks and has the right to grant the foregoing license. StoreRunner agrees, at its cost and expense, to host, maintain and serve the Co-Branded Web Pages beginning ten (10) business days after receipt of the Client Marks.

2. SHOPPING LINK ON CLIENT'S SITE. At all times during the term of this Agreement that the Co-Branded Web Pages are operational, Client shall add and maintain an operational hyperlink from Client's Site to the Co-Branded Web Pages in the form of a "Shopping Button," the location, prominence and content of which shall be as mutually agreed upon by the parties. StoreRunner agrees to provide Client certain html code ("CODE") for the hyperlink to the Co-Branded Web Pages. Client agrees not to modify, reproduce or redistribute the Code and or the copyright and/or other proprietary notices contained in the Code, if any. Client may not frame or mirror any web page of the Co-Branded Web Pages or the StoreRunner Site, including without limitation the pages that appear in response to a hyperlink initiated from the Client Site.

3. SET UP FEES. This Agreement shall be effective only after receipt by StoreRunner of the Set up Fees specified on the Cover Page, which Client agrees to pay to StoreRunner on or before the Effective Date.

4. PAYMENT OF REVENUE SHARE TO CLIENT. StoreRunner will pay to Client an amount equal to the Client Percentage identified on the Cover Page multiplied by its Net Revenue From The Co-Branded Web Pages (as defined below), as follows:

     4.1 When the total amount owed to Client reaches One Hundred Dollars ($100), then at the end of the calendar quarter in which Client reached the $100 minimum amount, StoreRunner will send Client a check for the amount owed within thirty (30) days after the end of such quarter, along with a report summarizing the calculations of such amount.

     4.2 THEREAFTER, StoreRunner will send Client a quarterly check for every subsequent calendar quarter within thirty (30) days after the end of such quarter, regardless of whether the amount owed Client is in excess of $100, along with a report summarizing the calculation of such amount.

"NET REVENUE FROM THE CO-BRANDED WEB PAGES" means the gross revenue actually received by StoreRunner derived from click-through fees and advertising fees charged by StoreRunner to third party merchants and advertisers, less amounts deducted by StoreRunner for costs of ad sales and merchant credits. Client understands that not all click-through's by visitors at the Co-Branded Web Pages will result in or generate revenue or Net Revenue.

5. ADVERTISING. All advertising on the Co-Branded Web Pages shall be subject to approval of StoreRunner. Unless otherwise agreed, StoreRunner will have the exclusive right to sell all banner and other advertising on the Co-Branded Web Pages. If StoreRunner permits Client sales of advertising, Client agrees to pay to StoreRunner and amount equal to the gross revenue, less costs of sales, from such advertising sales multiplied by the StoreRunner Advertising Percentage set forth on the Cover Page.

6. ONLINE REPORTING. StoreRunner will provide Client with password protected access to an online report of visitor click-through's and advertising views on the Co-Branded Web Pages and estimated gross revenue generated. While StoreRunner will attempt to keep the online reports updated periodically, the information and data contained in the online reports are estimates and subject to change. Client agrees to keep the password confidential.

7. THIRD PARTY INFORMATION. Client acknowledges that the third party merchants providing goods and services directly or via links, on the StoreRunner Site and the Co-Branded Web Pages are not under the control StoreRunner, and that StoreRunner is not responsible for the actions of the third party merchants or the contents of any


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third  party merchant web sites.  Client acknowledges such third party merchants are responsible forth sale of their products to visitors, including without limitation all order fulfillment, shipping and warranties for products and services ordered.

8. USE LIMITATION. Use of the co-Branded Web Pages is subject to the approval of StoreRunner. Client may not sell, resell, rent or lease the Co-Branded Web Pages. Client may not modify, copy, distribute, transmit, display, perform, reproduce, publish, license, create derivative works from, transfer, or sell any information, software, products, services or benefits obtained from the StoreRunner Network or the Co-Branded Web Pages without the prior written consent of StoreRunner. Client understands and agrees that the Co-Branded Web Pages will be part of the StoreRunner Network for traffic reporting purposes. Client agrees that it will not intentionally take any action which will prevent visitors to the Co-Branded Web Pages from being reported as part of the traffic count of the StoreRunner Network, including but not limited to masking, redirecting, or assigning a hypertext link to a different domain name not assigned for the purpose of delivering users to the Co-Branded Web Pages.

9. NO UNLAWFUL OR PROHIBITED USE. Client shall not use the Client Site and/or Co-Branded Web Pages for any purpose that is unlawful or prohibited by this Agreement. In addition, Client may not link to the StoreRunner Network or co-Branded Web Pages any Web site (including without limitation the Client Site) containing or relating to any of the following: sexual content or adult-rated material, pornography or obscenity, profanity, hate speech, defamatory, libelous or threatening language, software piracy or which otherwise violate or infringe a third party's intellectual property, proprietary, privacy or publicity rights, illegal activity or activities which violate any foreign, international, federal, state or local law or regulation, cigarettes, hard liquor, massage parlors, abortion clinics, firearms, ammunition or explosives, head shops, lotteries, gambling, content that denigrates a particular group based on gender, race, creed, religion, nationality, sexual preference or handicap. Client represents and warrants during the term of this Agreement that the Client Site does not contain or relate to any of the foregoing. Client further agrees not to link the Co-Branded Web Pages to any unsolicited communication sent to any third party, or otherwise use or mention the Co-Branded Web Pages in connection with any such unsolicited communication. Additionally, Client agrees that during the term of this Agreement, neither client nor any of its affiliates, will in any manner whatsoever, encourage, promote or provide an incentive to any visitor to visit the Co-Branded Web Pages by rewarding such visitor based on the number of click-through's such visitor makes on merchant product offerings. Any breach of this Section shall be a material breach of this Agreement and StoreRunner may, without prior notice to Client, cease serving the Co-Branded Web Pages.

10. PUBLICITY. Neither party shall issue or distribute any press release or other discretionary public announcement concerning the relationship created by this Agreement without the prior written consent of the other, provided however, Client may inform visitors to the Client Site that it has entered into this Agreement to offer such visitors the right to access the Co-Branded Web Pages, and StoreRunner may publicly identify Client as an StoreRunner client in any promotional materials StoreRunner generates and may include a hypertext link to the Client Site on the StoreRunner Network.

11. USER INFORMATION. StoreRunner is the sole and exclusive owner of the personal and demographic information that it acquires from visitors in the course of administrating the Co-Branded Web Pages, and will use such visitor information in accordance with the Privacy Policy Statement set forth in the
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StoreRunner  Site.  Neither party will, by act or omission, violate or encourage a third party to violate any applicable law in relation to the collection, use or re-use of the visitor information.

12. LICENSE TO CLIENT. Client acknowledges that the hyperlink or Shopping Button to the Co-Branded Web Pages on the Client Site may include a trademark, service mark or logo owned by or licensed to StoreRunner (a "STORERUNNER TRADEMARK"). In such event, StoreRunner hereby grants to Client, during the term of this Agreement, a non-assignable, non-transferable, royalty-free, non-exclusive, worldwide, limited license to display such StoreRunner Trademark solely in connection with Client's display of the hyperlink or Shopping Button on the Client Site as provided in this Agreement. Client may not change the proportion, color, or font of the hyperlink or Shopping Button without the approval of StoreRunner. If the Shopping Button includes a StoreRunner Trademark, then each use of the Shopping Button on the Client Site will identify StoreRunner or its licensors as the owner of the StoreRunner Trademark, including the (R) (R inside the circle) and "TM", as applicable as designated by StoreRunner from time to time. Client agrees not to register any StoreRunner Trademark in any jurisdiction.

13.     WARRANTIES.

     13.1 MUTUAL WARRANTIES. Each party represents and warrants to the other party that, during the term of this Agreement: (i) it is authorized, empowered, and able to enter into and fully perform its obligations under this state, local and foreign laws and regulations in performing its obligations and exercising its rights under this agreement.


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     13.2     NO  OTHER  WARRANTIES,  EXCEPT  AS  OTHERWISE  PROVIDED  IN  THIS
AGREEMENT. NEITHER PARTY MAKES ANY OTHER WARRANTY IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT AND EACH PARTY HEREBY DISCLAIMS THE IMPLIED WARRANTIES OF NON-INFRINGEMENT OF THIRD PARTY RIGHTS, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, IN PARTICULAR, AND NOT BY WAY OF LIMITATION, STORERUNNER DOES NOT WARRANT THAT THE STORERUNNER NETWORK, THE CO-BRANDED WEB PAGES OR THE STORERUNNER SITE WILL OPERATE ERROR-FREE OR WITHOUT INTERRUPTION.

14.     INDEMNITY.

     14.1 BY CLIENT. Subject to the provisions of this Section, Client agrees to indemnify, defend and hold harmless StoreRunner and its officers, directors and employees from and against any and all losses, liabilities, damages, settlement amounts, claims, obligations, costs, expenses (including without limitation reasonable attorneys' fees) which result from , arise in connection with or are related in any way to claims by third parties arising out of, relating to or alleging (i) breach of a representation or warranty of Client in the Agreement and (ii) any copyright, trademark or other intellectual property provided by Client to StoreRunner in performance of its obligations infringes the copyrights or trademarks of any third party. The obligations of this Section are contingent on StoreRunner (a) giving Client prompt written notice of any such claim; and (b) providing reasonable cooperation in the defense and all related settlement negotiations.

     14.2 BY STORERUNNER. Subject to the provisions of this Sections, StoreRunner agrees to indemnify, defend and hold harmless Client and its officers, directors and employees from and against any and all losses, liabilities, damages, settlement amounts, claims, obligations, costs, expenses (including, without limitation, reasonable attorneys' fees) which result from, arise in connection with or are related in any way to claims by third parties arising from or related to an allegation that any trademark or copyrighted works provided to StoreRunner to Client or used by StoreRunner on the Co-Branded Web Pages infringe the copyrights or trademarks of any third party. The obligations of this Section are contingent on Client (a) giving StoreRunner prompt written notice of any such claim; and (b) providing reasonable cooperation in the defense and all related settlement negotiations.

15. DAMAGES. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER, OR ANY PARTY CLAIMING THROUGH THEM, FOR LOST PROFITS, DATA OR BUSINESS OPPORTUNITIES, OR FOR ANY INTERRUPTION OF SERVICE OF THE STORERUNNER NETWORK, CO-BRANDED WEB PAGES, CLIENT SITE, STORERUNNER SITE OR OTHER SITE OUTAGE, OR FOR ANY OTHER SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT OR ITS TERMINATION, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHER-WISE AND IRRESPECTIVE OF WHETHER STORERUNNER OR CLIENT HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR
DAMAGE. IN THE EVENT THAT THIS LIMITATION OF LIABILITY FAILS FOR WHATEVER REASON, THE PARTIES AGREE THAT THE MAXIMUM LIABILITY OF EITHER PARTY HERETO SHALL NOT EXCEED THE AMOUNT PAID TO THE OTHER UNDER THIS AGREEMENT DURING THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE EVENT WHICH GAVE RISE TO THTE CLAIM FOR DAMAGES.

16.     TERM  AND  TERMINATION.

     16.1 TERM. The term of this Agreement shall commence on the Effective Date and will, unless earlier terminated as provided herein, continue for a period of one (1) year (the "INITIAL TERM"). Unless otherwise terminated as provided herein, this Agreement shall thereafter automatically renew for additional one (1) year terms. Either party may terminate this Agreement as of the end of the Initial Term or any renewal term upon not less than three (3) months prior written notice to StoreRunner. Either party may terminate this Agreement at the end of the first ninety (90) days of the Initial Term upon not less than thirty (30) days prior written notice.

     16.2 TERMINATION FOR CAUSE. If either party is in material breach of the terms of this Agreement, the non-breaching party may give written notice of such breach to the breaching party and an opportunity to cure the breach within fifteen (15) business days. If such breach is not cured within such fifteen
(15) day period, the non-breaching party may immediately terminate this Agreement by subsequent written notice to the party in breach.

     16.3 EFFECT OF TERMINATION. As soon as commercially reasonable after the effective date of any termination of this Agreement, StoreRunner will cease hosting the Co-Branded Web Pages and Client will remove all hyperlinks and/or shopping buttons from the Client Site. Upon any termination of this Agreement all licenses granted in this Agreement will terminate. Within the thirty (30) day period following the termination of this Agreement, StoreRunner will pay Client all amounts due under this Agreement which have accrued prior to the date of termination.


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     16.4     SURVIVAL.  The following Sections shall survive the termination of this Agreement, Sections 10 ("Publicity"), 11 ("User Information"), 13.2 ("No Other Warranties"), 14 ("Indemnity"), 15 ("Damages"), 16 ("Term and Termination"), and 17 ("General").

17. GENERAL. This Agreement is governed by the laws of the State of California, U.S.A., without regard to its conflicts or choice of laws provisions. Client hereby consents to the jurisdiction of and venue in courts located in San Diego County, California, U.S.A. in all disputes arising out of or relating to this Agreement. Client agrees that no joint venture, partnership, employment, or agency relationship exists between Client and StoreRunner as a result of this Agreement. If any part of this Agreement is determined to be invalid or unenforceable pursuant to applicable law including, but not limited to, the warranty disclaimers and liability limitations set forth above, then the invalid or unenforceable provision will be deemed superseded by a valid, enforceable provision that most closely matches the intent of the original provision and the remainder of the Agreement shall continue in effect. Unless otherwise specified herein, this Agreement constitutes the entire agreement between Client and StoreRunner with respect to the subject matter of this Agreement and it supersedes all prior or contemporaneous communications and proposals, whether electronic, oral or written, between Client and StoreRunner with respect to that subject matter. Client may not assign this Agreement without the written consent of StoreRunner. StoreRunner shall have the right to assign this Agreement. Any notice given in electronic form shall be admissible in judicial or administrative proceedings based upon or relating to this Agreement to the same extent and subject to the same conditions as other business documents and records originally generated and maintained in printed form.


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              ADDENDUM TO WEBMALL(TM) CO-BRANDED WEB PAGE AGREEMENT
             BETWEEN NETTAXI.COM, INC. AND STORERUNNER NETWORK, INC.

The  following  terms  are  added  to  the  agreement.

1. Upon receipt of Set Up Fee as described in Section 3 and the Cover Page of this Agreement, StoreRunner shall immediately purchase run of site advertising from Nettaxi.com of the same amount as the Set Up Fee received. Such advertising shall promote and link to the Co-Branded Web Pages.

2. Upon reaching at least 1,000,000 Visitors to the Co-Branded Web Pages per month and upon the request of Nettaxi.com, StoreRunner shall extend the present Agreement to include the development of a Shopping by StoreRunner Web Site which (i) includes certain features and functions of the StoreRunner web site, (ii) has the branding and look and feel of Customer's web site, and (iii) includes certain StoreRunner branding; all in accordance with the terms of an extended agreement to be negotiated at the time of the extension. StoreRunner will waive its usual and customary fees for the development of the custom Shopping by StoreRunner Web Site and Nettaxi.com will not be obligated to pay any fees beyond the Set Up Fee as per Section 3 of this Agreement.


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